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                                                                    EXHIBIT 99.1


CONTACT:
Gage Parrish
Vice President and CFO
Coast Hotels and Casinos, Inc.
702/365-7000

FOR IMMEDIATE RELEASE

                    COAST HOTELS AND CASINOS, INC. ANNOUNCES
                         COMMENCEMENT OF EXCHANGE OFFER

     LAS VEGAS, NEVADA -- JUNE 22, 1999 -- Coast Hotels and Casinos, Inc., a wholly owned subsidiary of Coast Resorts, Inc., announced today that it has commenced its offer to exchange up to $175.0 million principal amount of newly issued 9-1/2% Senior Subordinated Notes Due 2009 registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like amount of its outstanding privately placed 9-1/2% Senior Subordinated Notes Due 2009. Exchange offers of this kind are customary in transactions in which notes have been issued in a private placement under Rule 144A of the Securities Act, as were Coast Hotel's outstanding notes. The offer and withdrawal rights are expected to expire on Wednesday, July 21, 1999 at 5:00 p.m., New York City time.

     Coast Hotels and Casinos, Inc., owns and operates three hotel-casinos in the Las Vegas area, The Orleans, the Gold Coast and the Barbary Coast.